UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

G-III APPAREL GROUP, LTD.
 (Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2010, the Compensation Committee of our Board of Directors granted restricted stock units, pursuant to our 2005 Stock Incentive Plan, as amended to date (the “2005 Plan”), that will enable the following persons to receive shares of our common stock, subject to satisfaction of specified conditions, as follows: (i) up to 90,000 shares to Morris Goldfarb, our Chairman and Chief Executive Officer, (ii) up to 60,000 shares to Sammy Aaron, our Vice Chairman, (iii) up to 25,000 shares to Wayne S. Miller, our Chief Operating Officer, (iv) up to 10,000 shares to Jeanette Nostra, our President, (v) up to 5,000 shares to Neal S. Nackman, our Chief Financial Officer, (vi) up to 1,000 shares to Alan Feller, who is one of our directors and Chairman of our Audit Committee, and (vii) up to 1,000 shares to Richard White, who is one of our directors and Chairman of our Nominating and Compensation Committees.

The above-named persons will be entitled to receive these shares of our common stock only if the average closing price per share of our common stock on the Nasdaq Global Select Market is $25.07 (which is 15% above the closing price of our common stock on the Nasdaq Global Select Market on the date of grant) or higher over a twenty consecutive trading day period during the four-year period commencing on March 18, 2010 and ending on March 17, 2014 (the “Price Vesting Condition”). In addition, the right to receive these shares of common stock will become vested in annual increments beginning on the second anniversary of the date of grant.

If the Price Vesting Condition is satisfied and the named executive officer remains employed by us or, in the case of Mr. Feller or Mr. White, continues to serve as a director, or otherwise provides service for us, we will issue to him or her 25% of the shares of common stock to which he or she is entitled on each of the second and third anniversaries of the date of grant, and an additional 50% of the shares of common stock on the fourth anniversary, but only if the named executive officer remains employed by us or, in the case of Mr. Feller or Mr. White, continues to serve as a director, or otherwise performs service for us on each anniversary date. If the Price Vesting Condition is not satisfied within the four-year period, the restricted stock unit grants will be canceled.

The number of shares of common stock to which the restricted stock units relate and the vesting price will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

A copy of the form of Deferred Stock Award Agreement for these grants under the 2005 Plan is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See “Item 1.01 Entry into a Material Definitive Agreement” above for a description of restricted stock unit grants to our Chief Executive Officer, Chief Financial Officer and other named executive officers on March 17, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Deferred Stock Award Agreement for March 17, 2010 restricted stock unit grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: March 23, 2010

By:  /s/ Neal S. Nackman
Name:   Neal S. Nackman
Title:     Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Deferred Stock Award Agreement for March 17, 2010 restricted stock unit grants.